   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1997
                                                     REGISTRATION NO. 333-38481
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                        FORM S-3 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                          RENAISSANCERE HOLDINGS LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

                BERMUDA                              96-013-8030
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

                               RENAISSANCE HOUSE
                              8-12 EAST BROADWAY
                                PEMBROKE HM 19
                                    BERMUDA
                                (441) 295-4513
         (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                               JAMES N. STANARD
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               RENAISSANCE HOUSE
                              8-12 EAST BROADWAY
                                PEMBROKE HM 19
                                    BERMUDA
                                (441) 295-4513
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH A COPY TO:

       JOHN S. D'ALIMONTE, ESQ.                 PETER J. GORDON, ESQ.
       WILLKIE FARR & GALLAGHER              SIMPSON THACHER & BARTLETT
          ONE CITICORP CENTER                   425 LEXINGTON AVENUE
         153 EAST 53RD STREET                 NEW YORK, NEW YORK 10017
       NEW YORK, NEW YORK 10022                    (212) 455-2000
            (212) 821-8000

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                               EXPLANATORY NOTE

  This Post-Effective Amendment No. 1 is being filed pursuant to Registration Statement No. 333-38481 (the "Registration Statement") in accordance with the Registrant's undertaking set forth in Part II, Item 17(a)(4) of the Registration Statement. Pursuant to the Registration Statement, RenaissanceRe Holdings Ltd. (the "Company") registered an aggregate of 4,600,000 Common Shares, par value $1.00 per share (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act") including up to 600,000 Common Shares issuable solely to cover the underwriters' over-allotment options, to be offered and sold on behalf of the Selling Shareholders named therein in an underwritten public offering through a group of underwriters represented in the United States by Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc and outside of the United States by Merrill Lynch International, BT Alex. Brown International, division of Bankers Trust PLC, Lehman Brothers International (Europe) and Salomon Brothers International Limited (collectively, the "Representatives").

  The Securities and Exchange Commission declared the Registration Statement effective on November 17, 1997. On November 21, 1997, the Selling Shareholders sold an aggregate of 3,000,000 Shares to the Representatives. On December 8, 1997, the Representatives exercised overallotment options to purchase an additional 101,000 Shares. The Representatives have informed the Company and the Selling Shareholders that no further overallotment options will be exercised. Consequently, as of the date hereof, an aggregate of 1,499,000 Shares registered under the Securities Act pursuant to the Registration Statement have not been sold by the Selling Shareholders to the Representatives. Accordingly, the Company is filing this Post-Effective Amendment No. 1 on behalf of the Selling Shareholders to deregister such 1,499,000 Shares.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS.

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
  1.1        Form of U.S. Underwriting Agreement.+
  1.2        Form of International Underwriting Agreement.+
  3.1        Amended and Restated Bye-Laws.#
  4.1        Specimen Common Share certificate.*
  4.2        Amended and Restated Shareholders Agreement, dated as of December
             27, 1996, by and among Warburg, Pincus Investors, L.P., Trustees of General Electric Pension Trust, GE Private Placement Partners
             I, Limited Partnership and United States Fidelity and Guaranty
             Company.**
  4.3        Amended and Restated Registration Rights Agreement, dated as of
             December 27, 1996, by and among Warburg, Pincus Investors, L.P.,
             PT Investments Inc., GE Private Placement Partners I-Insurance,
             Limited Partnership and United States Fidelity and Guaranty
             Company.**
  5.1        Opinion of Conyers, Dill & Pearman as to the legality of the
             Common Shares.+
  8.1        Opinion of Willkie Farr & Gallagher as to certain tax matters.+
  8.2        Opinion of Conyers, Dill & Pearman as to certain tax matters
             (included in Exhibit 5.1).+
 23.1        Consent of Ernst & Young.+
 23.2        Consent of Conyers Dill & Pearman (included in Exhibit 5.1).+
 23.3        Consent of Willkie Farr & Gallagher (included in Exhibit 8.1).+
 24.1        Power of Attorney (included in signature pages).+
 99.1        Consent to be named as a Director of Dan L. Hale.+

--------
+Previously filed.
# Incorporated by reference to the Registration Statement on Form S-3
  (Registration No. 333-27775), which was declared effective by the Commission on June 23, 1997.
* Incorporated by reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-7008) which was declared effective by the Commission on July 26, 1995.
** Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RENAISSANCERE HOLDINGS LTD. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON THE 18TH DAY OF DECEMBER, 1997.

                                              RenaissanceRe Holdings Ltd.

                                                 /s/ James N. Stanard
                                              By: _____________________________
                                                      JAMES N. STANARD
                                                 President, Chief Executive
                                                 Officer and Chairman of the
                                                     Board of Directors

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                            TITLE                DATE

     /s/ James N. Stanard               President and Chief      December 18,
-------------------------------          Executive Officer           1997
       JAMES N. STANARD                  and Chairman of the
                                         Board of Directors

      /s/ John M. Lummis                Senior Vice              December 18,
-------------------------------          President and Chief         1997
        JOHN M. LUMMIS                   Financial Officer
                                         (Principal
                                         Accounting Officer)

          SIGNATURE                          TITLE                 DATE

              *                       Director                 December 18,
------------------------------                                     1997
        ARTHUR S. BAHR

                                      Director                 December  ,
------------------------------                                     1997
       THOMAS A. COOPER

              *                       Director                 December 18,
------------------------------                                     1997
       EDMUND B. GREENE

                                      Director                 December  ,
------------------------------                                     1997
         DAN L. HALE

              *                       Director                 December 18,
------------------------------                                     1997
        GERALD L. IGOU

              *                       Director                 December 18,
------------------------------                                     1997
         KEWSONG LEE

              *                       Director                 December 18,
------------------------------                                     1997
       HOWARD H. NEWMAN

              *                       Director                 December 18,
------------------------------                                     1997
       SCOTT E. PARDEE

              *                       Director                 December 18,
------------------------------                                     1997
       JOHN C. SWEENEY

              *                       Director                 December 18,
------------------------------                                     1997
       DAVID A. TANNER

CT Corporation System



              *                       Authorized               December 18,
By:___________________________        Representative in            1997
   NAME: DUANE COOTS TITLE:           the United States
     ASSISTANT SECRETARY


   /s/ John D. Nichols, Jr.
*By: _________________________                                 December 18,
     JOHN D. NICHOLS, JR.                                          1997
       ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
  1.1        Form of U.S. Underwriting Agreement.+
  1.2        Form of International Underwriting Agreement.+
  3.1        Amended and Restated Bye-Laws.#
  4.1        Specimen Common Share certificate.*
  4.2        Amended and Restated Shareholders Agreement, dated as
             of December 27, 1996, by and among Warburg, Pincus
             Investors, L.P., Trustees of General Electric Pension
             Trust, GE Private Placement Partners I, Limited
             Partnership and United States Fidelity and Guaranty
             Company.**
  4.3        Amended and Restated Registration Rights Agreement,
             dated as of December 27, 1996, by and among Warburg,
             Pincus Investors, L.P., PT Investments Inc., GE Private
             Placement Partners I-Insurance, Limited Partnership and
             United States Fidelity and Guaranty Company.**
  5.1        Opinion of Conyers, Dill & Pearman as to the legality
             of the Common Shares.+
  8.1        Opinion of Willkie Farr & Gallagher as to certain tax
             matters.+
  8.2        Opinion of Conyers, Dill & Pearman as to certain tax
             matters (included in Exhibit 5.1).+
 23.1        Consent of Ernst & Young.+
 23.2        Consent of Conyers Dill & Pearman (included in Exhibit
             5.1).+
 23.3        Consent of Willkie Farr & Gallagher (included in
             Exhibit 8.1).+
 24.1        Power of Attorney (included in signature pages).+
 99.1        Consent to be named as a Director of Dan L. Hale.+

--------
+Previously filed.
# Incorporated by reference to the Registration Statement on Form S-3
  (Registration No. 333-27775), which was declared effective by the Commission on June 23, 1997.
* Incorporated by reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-7008) which was declared effective by the Commission on July 26, 1995.
** Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.